Exhibit 5.4

June 6, 2012

Tyson Foods, Inc.

2200 Don Tyson Parkway

Springdale, Arkansas 72762-6999

Re:

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nebraska counsel to Hudson Midwest Foods, Inc., a Nebraska corporation (the “Specified Subsidiary Guarantor”). We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Tyson Foods, Inc., a Delaware corporation (the “Company”), and certain subsidiaries of the Company set forth in the Registration Statement (collectively, the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of: (i) an indeterminate principal amount of the Company’s debt securities (the “Debt Securities”) and (ii) guarantees that may be issued by the Subsidiary Guarantors to holders of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the “Securities”). The Debt Securities are to be issued under the Indenture, dated as of June 1, 1995 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, National Association, as successor trustee (the “Trustee”) to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.), the original trustee. Any Guarantee will be issued under the Indenture as supplemented by a supplemental indenture thereto among the Company, each applicable Subsidiary Guarantor and the Trustee.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions expressed below, we have examined and relied upon (i) a copy of the Registration Statement delivered to us by the Company; (ii) a copy of the Articles of Incorporation of the Specified Subsidiary Guarantor, as certified by the Secretary of the Specified Subsidiary Guarantor (the “Articles of Incorporation”); (iii) a Certificate of Existence for the Specified Subsidiary Guarantor, as issued by the Secretary of State of Nebraska on June 5, 2012 (the “Certificate of Existence”); (iv) a copy of the by-laws of the Specified Subsidiary Guarantor (the “Bylaws”), as certified by the Secretary of the Specified Subsidiary Guarantor, and (v) a copy of all proceedings, actions and resolutions of the board of directors of the Specified Subsidiary Guarantor relating to the Registration Statement and the Guarantees. In such review, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. Without independent investigation, we

June 6, 2012

have relied upon and assumed the accuracy and completeness of (i) certificates and statements of officers of the Specified Subsidiary Guarantor as to factual matters, (ii) corporate records provided to us by such officers, (iii) certificates, copies and other documents obtained from public officials, and (iv) the representations and warranties contained in the Registration statement as to factual matters.

We also have assumed without investigation that (i) the Registration Statement has been duly authorized, executed and delivered by all parties to the Registration Statement and the Guarantees other than the Specified Subsidiary Guarantor and (ii) the Specified Subsidiary Guarantor’s execution, delivery or performance of the Registration Statement will not breach, violate, conflict with or constitute a default under any agreement (other than the Registration Statement), contract or obligation of the Specified Subsidiary Guarantor. We have further assumed, without investigation, the receipt or making of any consent, approval, order or authorization of, and the effectiveness of any registration or filing with, any third party or governmental body that is required to be received or made by any party in connection with the execution, delivery and filing of the Registration Statement or the Guarantees or the consummation of the transactions contemplated thereby. We have also assumed that the terms of the Indenture and the Guarantees will conform in all material respects to the descriptions thereof contained in the Registration Statement.

This Opinion is limited to the laws of Nebraska, and we express no opinion concerning the laws of any other jurisdiction or whether such laws may apply, under a conflict of laws analysis or otherwise. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder. We express no opinion as to the enforceability of the Registration Statement or the Indenture.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Specified Subsidiary Guarantor is a corporation duly incorporated and validly existing under the laws of the State of Nebraska.

2.	The execution and filing with the Securities and Exchange Commission of the Registration Statement have been duly authorized by all necessary corporate action on the part of the Specified Subsidiary Guarantor.

3.	The Specified Subsidiary Guarantor has the corporate power and authority to authorize the form, terms, performance, issuance and sale of a Guarantee by the Specified Subsidiary Guarantor (and, if relevant, the execution and delivery of such Guarantee or any notation of such Guarantee) of any series of Debt Securities issued under the Indenture as contemplated by the Registration Statement and to authorize the execution, delivery and performance by the Specified Subsidiary Guarantor of a supplemental indenture (each a “Supplemental Indenture”) in compliance with the provisions of the Indenture creating the form and terms of such Guarantee as contemplated by the Registration Statement.

June 6, 2012

4.	The execution, delivery and performance of by the Specified Subsidiary Guarantor of a Supplemental Indenture and the creation, issuance and sale of a Guarantee by the Specified Subsidiary Guarantor (and, if relevant, the execution and delivery of such Guarantee or any notation of such Guarantee) of any series of Debt Securities issued under the Indenture (as supplemented by the Supplemental Indenture) as contemplated by the Registration Statement have been duly authorized by all necessary corporate action on the part of the Specified Subsidiary Guarantor.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Husch Blackwell LLP